UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2021
MONGODB, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-38240	26-1463205
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway,	38th Floor
New York,	NY		10019
(Address of Principal Executive Offices)			(Zip Code)
646-727-4092
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MDB	The Nasdaq Stock Market LLC
(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On October 1, 2021, MongoDB, Inc. (the “Company”), issued a notice of redemption (the “Redemption Notice”) for all $1,875,000 aggregate principal amount outstanding of its 0.75% Convertible Senior Notes due 2024 (the “Notes”), which were issued pursuant to an Indenture dated as of June 28, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Pursuant to the Redemption Notice, on December 3, 2021 (the “Redemption Date”), the Company will redeem any Notes that have not been converted prior to such date at a redemption price in cash equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, from June 15, 2021 to, but excluding, the Redemption Date (the “Redemption Price”). On the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and interest thereon, shall cease to accrue on and after the Redemption Date.
The Notes called for redemption may be converted by holders at any time before 5:00 p.m. (New York City time) on December 2, 2021 (the “Conversion Deadline Date”). Each $1,000 principal amount of the Notes is convertible into 14.6738 shares of Class A Common Stock of the Company, par value $0.001 per share (the “Class A Common Stock”), plus cash in lieu of fractional share, subject to adjustment under certain circumstances as set forth in the Indenture. The Company has elected to settle any conversions occurring after the date of the Redemption Notice and prior to the Conversion Deadline Date by delivering Class A Common Stock, plus cash in lieu of any resulting fractional shares (physical settlement).

Forward Looking Statements
This Current Report on Form 8-K includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the planned redemption of the Notes. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this Form 8-k that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: risks associated with executing the redemption of the Notes ad events that could impact the terms of the redemption, as well as those described in MongoDB’s filings with the United States Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021, filed with the SEC on September 3, 2021, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this Form 8-k as a result of new information, future events, changes in expectations or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2021	MONGODB, INC.

	By:	/s/ Andrew Stephens
Name: Andrew Stephens
Title: General Counsel and Secretary